UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 4, 2020

HMS Income Fund, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction	814-00939 (Commission	45-3999996 (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas (Address of principal executive offices)		77056-6118 (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

     Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

TIAA Credit Facility

On March 5, 2020, HMS Income Fund, Inc. (the “Company”), together with HMS Equity Holding, LLC, a Delaware limited liability company, HMS Equity Holding II, Inc., a Delaware corporation, HMS California Holdings GP LLC, a Delaware limited liability company, and HMS California Holdings LP, a Delaware limited partnership, each a wholly-owned subsidiary of the Company, entered into an amendment (the "Amendment") to the amended and restated credit agreement with TIAA, FSB and certain other financial institutions as lenders. The Amendment, among other things, (i) extends the termination date of the revolver commitments to March 6, 2022 and the final maturity date of the facility to March 6, 2023, both such dates subject to two one-year extension options, with administrative agent and lender approval, (ii) increases the revolver commitments to $130.0 million and (iii) reduces the interest rate margin to LIBOR plus 2.60% or the base rate plus 1.60%.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth in Item 1.01 of the Current Report on Form 8-K is incorporated herein by reference to this Item 2.03.

Item 8.01.	Other Events.

Second Quarter 2020 Distributions

With the authorization of its board of directors, the Company recently declared distributions for the period from April 1, 2020 to June 30, 2020 with respect to shares of its common stock, par value $0.001 per share (the "Common Stock"). These distributions will be calculated based on stockholders of record each day from April 1, 2020 through June 30, 2020 in an amount equal to $0.00191781 per share of Common Stock per day. Distributions will be paid on the first business day following the completion of the month to which they relate and will be paid in cash or reinvested in Common Stock for those participating in the Company’s distribution reinvestment plan.

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to items such as the timing of payment of distributions are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, future economic, competitive and market conditions and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the risks described in the "Risk Factors" section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and quarterly reports filed on Form 10-Q filed with the Securities and Exchange Commission. All forward-looking statements contained in this Current Report on Form 8-K are made only as of the date of this Current Report on Form 8-K and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

EXHIBIT NUMBER	DESCRIPTION
10.1
Second Amendment to Amended and Restated Senior Secured Revolving Credit Agreement, dated as of March 5, 2020, by and among the Registrant, HMS Equity Holding, LLC, HMS Equity Holding II, Inc., HMS California Holdings GP LLC, HMS California Holdings LP, the lenders party thereto and TIAA, FSB.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HMS Income Fund, Inc.

March 5, 2020	By:	/s/ Jeffrey S. Folkerts
Name: Jeffrey S. Folkerts
Title: Chief Accounting Officer and Treasurer